Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42710) pertaining to the AVAX Technologies, Inc. Amended & Restated 1992 Stock Option Plan of our report dated March 18, 2004, with respect to the 2003 consolidated financial statements of AVAX Technologies, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2004.

/s/   Ernst & Young LLP

Kansas City, Missouri
May 16, 2005